UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STONERIDGE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STONERIDGE, INC.
SUPPLEMENT TO THE PROXY STATEMENT
For the 2025 Annual Meeting of Shareholders
To be held on May 13, 2025

On April 3, 2025, Stoneridge Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) relating to its Annual Meeting of Shareholders to be held on May 13, 2025 (the “2025 Annual Meeting”). This supplement to the Proxy Statement (the “Supplement”) should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information set forth herein, all information set forth in the Proxy Statement remains unchanged.
Share Count Information as of March 31, 2025
We are filing the Supplement to simplify and supplement the information included in our Proxy Statement. All of the information provided in the table below was previously disclosed (other than the total number of shares subject to awards outstanding) in the Proxy Statement and is being included in the Supplement in order for shareholders to more easily evaluate share information regarding “Proposal Four: Approval of the 2025 Long-Term Incentive Plan.”
The following table provides information regarding our outstanding equity awards and common shares available for future awards under the Company’s existing equity compensation plans1 as of March 31, 2025:

Total number of shares subject to awards outstanding (includes restricted stock units, restricted shares, and performance-based share awards (performance shares))[2]	1,767,066
Total number of shares remaining available under the 2016 Long-Term Incentive Plan (the “Current Plan”)[3]	1,127
Total number of shares proposed to be available for grant under the 2025 Long-Term Incentive Plan (the “2025 Plan”)	726,000
Total number of Common Shares Outstanding as of the Record Date (March 21, 2025)	27,845,336
(1)As of March 31, 2025, 138,308 shares remained available under the Directors’ Restricted Shares Plan (“Director Plan”). The Board of Directors intends to no longer make any grants under the Director Plan. If the 2025 Plan is approved by shareholders, future director equity awards shall be granted under the 2025 Plan, which includes non-employee directors as plan participants, and the Company expects that the Director Plan will be terminated by the Board of Directors later in 2025.
(2) Outstanding performance share awards granted under the Current Plan on March 13, 2023 and March 11, 2024 are assumed and reserved at the maximum performance level being achieved. Outstanding performance share awards granted on March 10, 2025, are reserved at the target performance level being achieved. The Company did not have any stock options or stock appreciation rights outstanding as of March 31, 2025.
(3) Represents the total number of shares available for future awards under the Current Plan reflecting performance share awards granted on March 13, 2023 and March 11, 2024 at maximum payout and performance share awards granted on March 10, 2025 at target payout. The Current Plan was our only active equity compensation plan as of March 31, 2025 (other than the Director Plan, which the Board of Directors no longer intends to use for future grants and anticipates formally terminating later in 2025 as described in footnote 1).